\

Exhibit 16.1

February 26, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the Change in Accountants section of Karooooo Ltd's Form F-1 dated 26 February 2021, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche